Exhibit 99.3

First Capital Bancorp, Inc. and Subsidiary

Consolidated Statements of Financial Condition

September 30, 2015 (Unaudited) and December 31, 2014

(Dollars in Thousands)

	September 30, 2015	December 31, 2014
ASSETS
Cash and due from banks	$15,772	$11,093
Federal funds sold	3,695	—

Total cash and cash equivalents	19,467	11,093
Time deposits in other banks	2,250	2,000
Investment securities:
Available-for-sale, at fair value	78,032	74,283
Held-to-maturity, at amortized cost (fair value of $2,605 in 2015 and $2,638 in 2014)	2,368	2,371
Restricted, at cost	3,736	4,228
Loans, net of allowance for losses of $7,866 in 2015 and $7,874 in 2014	487,431	473,789
Other real estate owned (OREO)	495	1,810
Premises and equipment, net	11,935	11,461
Accrued interest receivable	1,849	1,736
Bank owned life insurance	10,138	9,900
Deferred tax asset	3,834	4,115
Other assets	1,718	1,752

Total assets	$623,253	$598,538

LIABILITIES
Deposits
Noninterest-bearing	$97,922	$70,770
Interest-bearing	422,606	408,737

Total deposits	520,528	479,507

Securities sold under repurchase agreements	—	1,761
Federal funds purchased	—	6,318
Subordinated debt and trust preferred	9,987	11,559
Federal Home Loan Bank advances	35,000	45,000
Accrued expenses and other liabilities	4,367	4,741

Total liabilities	569,882	548,886

STOCKHOLDERS’ EQUITY
Preferred stock (Note 10)	—	—
Common stock (Note 11)	129	128
Additional paid-in capital	48,713	48,569
Retained earnings	4,269	1,020
Accumulated other comprehensive income (loss), net of tax	260	(65)

Total stockholders’ equity	53,371	49,652

Total liabilities and stockholders’ equity	$623,253	$598,538

See notes to consolidated financial statements.

First Capital Bancorp, Inc. and Subsidiary

Consolidated Statements of Operations

(Unaudited)

(Dollars in Thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Interest and dividend income
Loans	$6,148	$5,822	$18,065	$16,918
Investments:
Taxable interest income	297	341	884	1,064
Tax exempt interest income	42	28	100	103
Dividends	53	46	151	140
Interest bearing deposits	17	10	52	21

Total interest and dividend income	6,557	6,247	19,252	18,246

Interest expense
Deposits	998	1,073	2,945	3,235
FHLB advances	166	113	483	315
Subordinated debt and other borrowings	82	124	280	369

Total interest expense	1,246	1,310	3,708	3,919

Net interest income	5,311	4,937	15,544	14,327
Recovery of provision for loan losses	—	(60)	(145)	(352)

Net interest income after recovery of provision for loan losses	5,311	4,997	15,689	14,679

Noninterest income
Fees on deposits	78	87	226	254
Gain on sale of securities	48	81	120	352
Gain on sale of loans	—	—	—	55
Other	398	263	981	719

Total noninterest income	524	431	1,327	1,380

Noninterest expense
Salaries and employee benefits	2,291	2,171	6,477	6,584
Occupancy expense	201	217	621	635
Data processing	240	236	771	708
Professional services	121	99	419	357
Advertising and marketing	130	126	360	381
FDIC assessment	93	93	275	273
Virginia franchise tax (benefit)	(57)	135	197	389
(Gain) Loss on sale and write down of OREO, net	—	(16)	140	(93)
Depreciation	210	161	602	444
Other operating expenses	721	499	1,984	1,767

Total noninterest expense	3,950	3,721	11,846	11,445

Net income before income taxes	1,885	1,707	5,170	4,614
Income tax expense	606	556	1,662	1,477

Net income	1,279	1,151	3,508	3,137
Effective dividend on preferred stock	—	—	—	24

Net income available to common stockholders	$1,279	$1,151	$3,508	$3,113

Basic net income per common share (Note 3)	$0.10	$0.09	$0.28	$0.25

Diluted net income per common share (Note 3)	$0.09	$0.08	$0.24	$0.21

See notes to consolidated financial statements.

First Capital Bancorp, Inc. and Subsidiary

Consolidated Statements of Comprehensive Income

(Unaudited)

(Dollars in Thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net income	$1,279	$1,151	$3,508	$3,137
Other comprehensive income (loss):
Investment securities:
Unrealized (losses) gains on investment securities available for sale	442	(207)	592	802
Tax effect	(152)	68	(188)	(275)
Reclassification of gains recognized in net income	(48)	(81)	(120)	(352)
Tax effect	16	27	41	119

Total other comprehensive income (loss)	258	(193)	325	294

Comprehensive income	$1,537	$958	$3,833	$3,431

See notes to consolidated financial statements

First Capital Bancorp, Inc. and Subsidiary

Consolidated Statements of Stockholders’ Equity

Nine Months Ended September 30, 2015 and 2014

(Unaudited)

(Dollars in Thousands)

	Preferred Stock	Common Stock	Additional Paid-in Capital	Retained Earnings (Accumulated Deficit)	Discount on Preferred Stock	Accumulated Other Comprehensive Income (Loss)	Total
Balances December 31, 2013	$22	$50,208	$4,448	$(4,590)	$(16)	$(390)	$49,682
Net income	—	—	—	3,137	—	—	3,137
Other comprehensive income	—	—	—	—	—	294	294
Preferred stock dividend	—	—	—	(8)	—	—	(8)
Accretion of discount on preferred stock	—	—	—	(16)	16	—	—
Stock based compensation	—	—	253	—	—	—	253
Redemption of preferred stock	(22)	—	(5,509)	—	—	—	(5,531)
Change in par value		(50,083)	48,837	1,246
Exercise of warrants issued in connection with rights offering	—	2	427	—	—	—	429
Issuance of 98 thousand shares of restricted common stock	—	1	(1)	—	—	—	—

Balances September 30, 2014	$—	$128	$48,455	$(231)	$—	$(96)	$48,256

Balances December 31, 2014	$—	$128	$48,569	$1,020	$—	$(65)	$49,652
Net income	—	—	—	3,508	—	—	3,508
Other comprehensive income	—	—	—	—	—	325	325
Stock based compensation	—	—	304	—	—	—	304
Repurchase of common stock	—	—	(182)	—	—	—	(182)
Exercise of rights offering warrants	—	—	23	—	—	—	23
Payments of dividends	—	—	—	(259)	—	—	(259)
Issuance of 94 thousand shares of restricted common stock	—	1	(1)	—	—	—	—

Balances September 30, 2015	$—	$129	$48,713	$4,269	$—	$260	$53,371

See notes to consolidated financial statements

First Capital Bancorp, Inc. and Subsidiary

Consolidated Statements of Cash Flows

For the Nine Months Ended September 30, 2015 and 2014

(Unaudited)

(Dollars in Thousands)

	2015	2014
Cash flows from operating activities
Net income	$3,508	$3,137
Adjustments to reconcile net income to net cash provided by operating activities:
Recovery of provision for loan losses	(145)	(352)
Depreciation of premises and equipment	602	444
Net amortization of bond premiums/discounts	537	481
Stock based compensation expense	304	253
Deferred income tax expense	134	1,062
Gain on sale of securities	(120)	(352)
Gain on loans sold	—	(55)
Loss (gain) on sale and write down of OREO, net	140	(93)
Increase in cash surrender value of bank owned life insurance	(238)	(242)
Proceeds from sale of loans held for sale	—	7,167
Origination of loans held for sale	—	(6,120)
Decrease (increase) in other assets	34	(322)
Increase in accrued interest receivable	(113)	(70)
Decrease in accrued expenses and other liabilities	(374)	(500)

Net cash provided by operating activities	4,269	4,438

Cash flows from investing activities
Proceeds from paydowns of securities available-for-sale	9,327	8,592
Purchase of securities available-for-sale	(26,271)	(31,319)
Proceeds from sale of securities available-for-sale	13,253	18,513
Proceeds from sale of OREO	1,275	1,013
Improvements in OREO	(100)	(256)
Proceeds from sale of equipment	51	—
Redemption (purchase) of Federal Home Loan Bank (FHLB) Stock, net	492	(291)
Purchase of Federal Reserve Stock	—	(158)
Purchase of time deposits in other banks	(250)	—
Payment of stock dividend	(259)	—
Purchases of premises and equipment	(1,127)	(693)
Net increase in loans	(13,497)	(37,361)

Net cash used in investing activities	(17,106)	(41,960)

Cash flows from financing activities
Net increase in deposits	41,021	32,216
FHLB advances	32,000	20,000
FHLB advance repayments	(42,000)	(10,000)
Federal funds purchased, net	(6,318)	—
Dividends on preferred stock	—	(8)
Cash paid for redemption of common stock warrants and preferred stock, net of expenses	—	(5,531)
Proceeds from issuance of subordinated debt	—	6,500
Repurchase of common stock	(182)	—
Repayment of subordinated debt	(1,572)	(2,072)
Warrants exercised in connection with the rights offering	23	429
Net (decrease) increase in repurchase agreements	(1,761)	7,555

Net cash provided by financing activities	21,211	49,089

Net increase in cash and cash equivalents	8,374	11,567
Cash and cash equivalents, beginning of period	11,093	14,187

Cash and cash equivalents, end of period	$19,467	$25,754

First Capital Bancorp, Inc. and Subsidiary

Consolidated Statements of Cash Flows

For the Nine Months Ended September 30, 2015 and 2014

(Dollars in Thousands)

(Unaudited)

(Continued)

	2015	2014
	(Unaudited)
	(Dollars in thousands)
Supplemental disclosure of cash flow information
Interest paid during the period	$3,705	$3,919

Taxes paid during the period	$1,470	$410

See notes to consolidated financial statements

Note 1 – Basis of Presentation

First Capital Bancorp, Inc. (the Company) is the holding company of and successor to First Capital Bank (the Bank). In 2006, the Company acquired all of the outstanding stock of the Bank in a statutory share exchange transaction pursuant to an Agreement and Plan of Reorganization dated September 5, 2006, between the Company and the Bank (the Agreement). Under the terms of the Agreement, the shares of the Bank’s common stock were exchanged for shares of the Company’s common stock on a one-for-one basis. As a result, the Bank became a wholly owned subsidiary of the Company, the Company became the holding company of the Bank and the stockholders of the Bank became stockholders of the Company.

The Company conducts all of its business activities through the branch offices of the Bank. The Bank created RE1, LLC, and RE2, LLC, wholly owned Virginia limited liability companies, for the sole purpose of taking title to property acquired in lieu of foreclosure. RE1, LLC, and RE2, LLC have been consolidated with the Bank. The Company exists primarily for the purpose of holding the stock of its subsidiary, the Bank, and such other subsidiaries that it may acquire or establish.

The Company has one other wholly owned subsidiary, FCRV Statutory Trust 1 (the Trust), a Delaware Business Trust that was formed in connection with the issuance of trust preferred debt in 2006. Pursuant to current accounting standards, the Company does not consolidate the Trust.

The consolidated financial statements include the accounts of First Capital Bancorp, Inc. and its wholly owned subsidiary, First Capital Bank. All material intercompany balances and transactions have been eliminated.

In management’s opinion, the accompanying unaudited consolidated financial statements reflect all adjustments, consisting solely of normal recurring accruals, necessary for a fair presentation of the financial information as of September 30, 2015, and December 31, 2014, and for the three and nine months ended September 30, 2015 and 2014, in conformity with accounting principles generally accepted in the United States of America (GAAP). Results for the three and nine-month periods ended September 30, 2015, are not necessarily indicative of the results that may be expected for the full year ending December 31, 2015.

The organization and business of the Company, accounting policies followed, and other related information are contained in the notes to the consolidated financial statements of the Company as of and for the year ended December 31, 2014, filed as part of the Company’s annual report on Form 10-K. These interim consolidated financial statements should be read in conjunction with the annual consolidated financial statements.

Certain reclassifications have been made to amounts presented in the prior period consolidated financial statements to conform to the current period presentation.

Note 2 – Use of Estimates

To prepare financial statements in conformity with GAAP, management makes estimates and assumptions based on available information. These estimates and assumptions affect the amounts reported in the consolidated financial statements and the disclosures provided, and actual results may be different. In particular, the allowance for loan losses, valuation of other real estate owned, income taxes, and fair values of financial instruments are subject to change.

Note 3 – Earnings per common share

Basic earnings per share (EPS) excludes potential dilution and is computed by dividing net income available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock that have a dilutive impact on shares outstanding were exercised or converted into common stock, or resulted in the issuance of common stock that then shared in the earnings of the Company.

The basic and diluted EPS calculations are as follows:

	Three Months Ended September 30, (in thousands, except per share amounts)		Nine Months Ended September 30, (in thousands, except per share amounts)
	2015	2014	2015	2014
Net income available to common stockholders	$1,279	$1,151	$3,508	$3,113
Weighted average number of shares outstanding	12,636	12,568	12,638	12,513

Net income per common share – basic	$0.10	$0.09	$0.28	$0.25

Effect of dilutive securities:
Weighted average number of common shares outstanding	12,636	12,568	12,638	12,513
Effect of stock options, warrants and restricted stock	2,340	2,442	2,227	2,415

Diluted average common shares outstanding	14,976	15,010	14,865	14,928

Net income per common share – diluted	$0.09	$0.08	$0.24	$0.21

For the three and nine months ended September 30, 2015, the Company has excluded options convertible into 2 and 29 thousand shares of common stock, respectively, from the calculation of diluted earnings per share because they were anti-dilutive.

For the three and nine months ended September 30, 2014, the Company excluded options convertible into 31 thousand shares of common stock from the calculation of diluted earnings per share because they were anti-dilutive.

Note 4 – Stock-Based Compensation

Accounting standards require the Company to measure compensation cost for the type of stock-based awards the Company issues at fair value on the date of grant and recognize compensation expense in the consolidated statements of operations over the service period that the awards are expected to vest.

Stock-based compensation expense during the three and nine months ended September 30, 2015 was $110 thousand and $304 thousand, respectively, and the amount expensed during the three and nine months ended September 30, 2014, was $95 thousand and $253 thousand, respectively. Stock-based compensation is included in salaries and employee benefits in the accompanying consolidated statements of operations.

Note 5 – Investment Securities

The amortized costs, gross unrealized gains, gross unrealized losses, and fair values for securities are as follows:

	September 30, 2015
	Amortized Cost	Gross Unrealized		Fair Value
		Gains	Losses
	(Dollars in thousands)
Available-for-sale
Mortgage-backed securities	$26,636	$213	$28	$26,821
Corporate bonds	2,501	—	38	2,463
Collateralized mortgage obligation (CMO) securities	21,876	202	14	22,064
State and political subdivisions – taxable	16,024	123	60	16,087
State and political subdivisions – tax exempt	4,059	13	14	4,058
SBA pools	6,552	15	28	6,539

	$77,648	$566	$182	$78,032

	December 31, 2014
	Amortized Cost	Gross Unrealized		Fair Value
		Gains	Losses
	(Dollars in thousands)
Available-for-sale
Mortgage-backed securities	$29,447	$190	$73	$29,564
Corporate bonds	3,502	8	12	3,498
Collateralized mortgage obligation (CMO) securities	19,686	196	91	19,791
State and political subdivisions – taxable	18,046	37	329	17,754
State and political subdivisions – tax exempt	—	—	—	—
SBA pools	3,690	3	17	3,676

	$74,371	$434	$522	$74,283

	September 30, 2015
	Amortized Cost	Gross Unrealized		Fair Value
		Gains	Losses
	(Dollars in thousands)
Held-to-maturity
Tax-exempt municipal bonds	$2,368	$237	$—	$2,605

	$2,368	$237	$—	$2,605

	December 31, 2014
	Amortized Cost	Gross Unrealized		Fair Value
		Gains	Losses
	(Dollars in thousands)
Held-to-maturity
Tax-exempt municipal bonds	$2,371	$267	$—	$2,638

	$2,371	$267	$—	$2,638

The following table summarizes securities with unrealized losses at September 30, 2015, and December 31, 2014, aggregated by major security type and length of time in a continuous unrealized loss position. The unrealized losses are largely due to changes in interest rates and other market conditions. At September 30, 2015, 36 out of 125 securities the Company held had fair values less than amortized cost, primarily in municipal securities. At December 31, 2014, 55 out of 111 securities the Company held had fair values less than amortized cost, primarily in municipal and mortgage-backed securities. All unrealized losses are considered by management to be temporary given investment security credit ratings, the intent and ability to retain these securities for a period of time sufficient to recover all unrealized losses, and because it is unlikely that the Company will be required to sell the impaired securities before their anticipated recovery. As such, management’s assessment of other than temporary impairment (OTTI) for the quarter ended September 30, 2015, resulted in no recognition of an impairment loss.

	September 30, 2015
	Less than 12 Months		12 Months or More		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
	(Dollars in thousands)
Assets:
Mortgage-backed securities	$3,967	$17	$714	$11	$4,681	$28
Corporate bonds	—	—	2,463	38	2,463	38
CMO securities	3,421	8	1,644	6	5,065	14
State and political subdivisions-taxable	3,356	33	4,481	27	7,837	60
State & political subdivisions-tax exempt	3,208	14	—	—	3,208	14
SBA Pools	2,969	23	1,444	5	4,413	28

All securities	$16,921	$95	$10,746	$87	$27,667	$182

	December 31, 2014
	Less than 12 Months		12 Months or More		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
	(Dollars in thousands)
Assets:
Mortgage-backed securities	$9,722	$30	$4,236	$43	$13,958	$73
Corporate bonds	998	5	1,492	7	2,490	12
CMO securities	6,568	34	3,542	57	10,110	91
State and political subdivisions-taxable	8,074	79	6,728	250	14,802	329
SBA Pools	2,686	17	—	—	2,686	17

All securities	$28,048	$165	$15,998	$357	$44,046	$522

Restricted investment securities consist primarily of Federal Home Loan Bank of Atlanta (FHLB) stock in the amount of $2.0 and $2.5 million as of September 30, 2015, and December 31, 2014, respectively, and Federal Reserve Bank stock in the amount of $1.6 million at September 30, 2015, and December 31, 2014. Restricted equity securities are carried at cost because there is no ability to resell these securities. The FHLB requires the Bank to maintain stock in an amount equal to 4.5% of outstanding borrowings and a specific percentage of the Company’s total assets. The Federal Reserve Bank of Richmond requires the Company to maintain stock with a par value equal to 3% of the Company’s outstanding capital.

Mortgage-backed securities with a fair value of approximately $1.8 million were pledged as collateral at December 31, 2014, respectively, to secure overnight repurchase agreements.

Note 6 – Loans

Major classifications of loans are as follows:

	September 30, 2015	December 31, 2014
	(Dollars in thousands)
Real estate
Residential	$141,822	$145,241
Commercial	167,643	182,718
Residential Construction	43,102	32,184
Other Construction, Land Development & Other Land	70,035	52,937
Commercial	70,861	66,868
Consumer	1,910	1,886

Total loans	495,373	481,834
Less:
Allowance for loan losses	7,866	7,874
Net deferred fees	76	171

Loans, net	$487,431	$473,789

A summary of risk characteristics by loan portfolio classification follows:

Real Estate – Residential – This portfolio primarily consists of investor loans secured by properties in the Bank’s normal lending area. These investor loans are typically five year rate adjustment loans and they generally have an original loan-to-value (LTV) of 80% or less. This category also includes home equity lines of credit (HELOC). The HELOCs generally have an adjustable rate tied to prime rate and a term of 10 years. Multifamily residential real estate is moderately seasoned and is generally secured by properties in the Bank’s normal lending area.

Real Estate – Commercial – This portfolio consists of nonresidential improved real estate, which includes shopping centers and office buildings. These properties are generally located in the Bank’s normal lending area. This category of loans has a higher than average level of risk because its performance is impacted by market forces over a longer time horizon.

Real Estate – Residential Construction – These loans are located in the Bank’s normal lending area. Although it has represented a growth area for the portfolio, this category also has a higher level of risk due to inherent market change and construction risks.

Real Estate – Other Construction, Land Development and Other Land Loans – This portfolio includes developed residential and commercial lots held by developers as well as non-residential construction projects. This category has a higher level of risk due to inherent risks associated with market changes and construction.

Commercial – These loans include loans to businesses that are not secured by real estate. These loans are typically secured by accounts receivable, inventory, equipment, and other business assets. Commercial loans are typically granted to local businesses that have a strong track record of profitability and performance.

Consumer – Loans in this portfolio are either unsecured or secured by assets such as automobiles or marketable securities. They are generally granted to local customers that have a banking relationship with the Bank.

Activity in the allowance for loan losses for the nine months ended is as follows:

	September 30,
	2015	2014
	(Dollars in thousands)
Balance, beginning of period	$7,874	$8,165
Recovery of provision for loan losses	(145)	(352)
Recoveries	190	752
Charge-offs	(53)	(662)

Balance, end of period	$7,866	$7,903

Ratio of allowance for loan losses as a percent of total loans outstanding at the end of the period	1.59%	1.69%

The following tables present activity in the allowance for loan losses by portfolio segment:

	Three Months Ended
	Real Estate
	Residential	Commercial	Residential Construction	Other Construction Land Devel. & Other Land	Commercial	Consumer	Total
	(Dollars in thousands)
Balance, July 1, 2015	$2,079	$2,736	$1,115	$812	$1,108	$15	$7,865
(Provision for) recovery of loan losses	17	(95)	84	90	(95)	(1)	—
Recoveries	15	—	1	1	3	—	20
Charge-offs	(19)	—	—	—	—	—	(19)

Balance, September 30, 2015	$2,092	$2,641	$1,200	$903	$1,016	$14	$7,866

Balance, July 1, 2014	$2,783	$2,901	$624	$619	$953	$14	$7,894
(Provision for) recovery of loan losses	7	(251)	144	(16)	57	(1)	(60)
Recoveries	42	212	16	—	4	—	274
Charge-offs	(110)	—	(50)	—	(45)	—	(205)

Balance, September 30, 2014	$2,722	$2,862	$734	$603	$969	$13	$7,903

	Nine Months Ended
	Real Estate
	Residential	Commercial	Residential Construction	Other Construction Land Devel. & Other Land	Commercial	Consumer	Total
	(Dollars in thousands)
Balance, January 1, 2015	$2,324	$3,168	$711	$626	$1,031	$14	$7,874
Provision for (recovery of) loan losses	(214)	(527)	485	175	(64)	—	(145)
Recoveries	35	—	4	102	49	—	190
Charge-offs	(53)	—	—	—	—	—	(53)

Balance, September 30, 2015	$2,092	$2,641	$1,200	$903	$1,016	$14	$7,866

Balance, January 1, 2014	$2,891	$3,050	$591	$624	$996	$13	$8,165
Provision for (recovery of) loan losses	343	(400)	8	(21)	(282)	—	(352)
Recoveries	54	212	185	—	301	—	752
Charge-offs	(566)	—	(50)	—	(46)	—	(662)

Balance, September 30, 2014	$2,722	$2,862	$734	$603	$969	$13	$7,903

The charge off of uncollectible loans is determined on a case-by-case basis. Determination of a collateral shortfall, prospects for recovery, delinquency, and the financial resources of the borrower and any guarantor are all considered in determining whether to charge-off a loan. Closed-end retail loans that become past due 120 cumulative days from the contractual due date and open-end retail loans that become past due 180 cumulative days from the contractual due date will generally be charged off.

The following table presents the aging of unpaid loan principal:

	September 30, 2015
	30-89 Day Past Due	90+ Days Past Due and Accruing	Nonaccrual	Current	Total
	(Dollars in thousands)
Real estate
Residential	$386	$—	$1,711	$139,725	$141,822
Commercial	985	—	162	166,496	167,643
Residential Construction	—	—	—	43,102	43,102
Other Construction, Land Development & Other Land	277	—	309	69,449	70,035
Commercial	—	—	49	70,812	70,861
Consumer	—	—	274	1,636	1,910

Total	$1,648	$—	$2,505	$491,220	$495,373

	December 31, 2014
	30-89 Day Past Due	90+ Days Past Due and Accruing	Nonaccrual	Current	Total
	(Dollars in thousands)
Real estate
Residential	$77	$—	$1,560	$143,604	$145,241
Commercial	428	—	218	182,072	182,718
Residential Construction	—	—	—	32,184	32,184
Other Construction, Land Development & Other Land	—	—	1,360	51,577	52,937
Commercial	—	—	—	66,868	66,868
Consumer	—	—	292	1,594	1,886

Total	$505	$—	$3,430	$477,899	$481,834

Loans are determined past due or delinquent based on the contractual terms of the loans. Payments past due 30 days or more are considered delinquent. The accrual of interest is generally discontinued at the time the loan is 90 days delinquent, unless the credit is well-secured and in process of collection. In all cases, loans are placed on nonaccrual at an earlier date if collection of principal or interest is considered doubtful or charged-off if a loss is considered imminent.

All interest accrued but not collected for loans that are placed on nonaccrual is reversed against interest income when the loan is placed on nonaccrual status. Because of the uncertainty of the expected cash flows, the Company accounts for nonaccrual loans under the cost recovery method, under which all cash payments are applied to principal. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future collection of principal and interest are reasonably assured. The number of payments needed to meet this criteria varies from loan to loan. As a general rule, however, this criteria will be considered to have been met with the timely payment of six consecutive regularly scheduled monthly payments.

The following tables provide details of the Company’s loan portfolio by internally assigned grade:

	September 30, 2015
	Pass	Special Mention	Substandard	Doubtful	Loss	Total
	(Dollars in thousands)
Real estate
Residential	$138,329	$677	$2,816	$—	$—	$141,822
Commercial	161,052	4,387	2,204	—	—	167,643
Residential Construction	43,102	—	—	—	—	43,102
Other Construction, Land Development & Other Land	67,773	84	2,178	—	—	70,035
Commercial	70,372	—	489	—	—	70,861
Consumer	1,636	—	274	—	—	1,910

Total	$482,264	$5,148	$7,961	$—	$—	$495,373

	December 31, 2014
	Pass	Special Mention	Substandard	Doubtful	Loss	Total
	(Dollars in thousands)
Real estate
Residential	$140,491	$2,141	$2,609	$—	$—	$145,241
Commercial	176,063	3,098	3,557	—	—	182,718
Residential Construction	32,013	—	171	—	—	32,184
Other Construction, Land Development & Other Land	44,595	4,819	3,523	—	—	52,937
Commercial	65,915	598	355	—	—	66,868
Consumer	1,594	—	292	—	—	1,886

Total	$460,671	$10,656	$10,507	$—	$—	$481,834

These credit quality grades are defined as follows:

Pass – A “pass” rated asset is not adversely classified because it does not display any of the characteristics for adverse classification.

Special Mention – A “special mention” asset has potential weaknesses that deserve management’s close attention. If left uncorrected, such potential weaknesses may result in deterioration of the repayment prospects or collateral position at some future date. Special mention assets are not adversely classified and do not warrant adverse classification.

Substandard – A “substandard” asset is inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. Assets classified as substandard generally have a well-defined weakness, or weaknesses, that jeopardize the liquidation of the debt. These assets are characterized by the distinct possibility of loss if the deficiencies are not corrected.

Doubtful – An asset classified “doubtful” has all the weaknesses inherent in an asset classified substandard with the added characteristic that the weaknesses make collection or liquidation in full highly questionable and improbable, on the basis of currently existing facts, conditions, and values.

Loss – Assets classified “loss” are considered uncollectible and of such little value that continuing to carry them as an asset is not warranted. This classification is not necessarily equivalent to no potential for recovery or salvage value, but rather that it is not appropriate to defer a full write-off even though partial recovery may be effected in the future.

The following table provides details regarding impaired loans by segment and class:

	September 30, 2015			December 31, 2014
	Recorded Investment	Unpaid Principal Balance	Related Allowance	Recorded Investment	Unpaid Principal Balance	Related Allowance
	(Dollars in thousands)
With no related allowance:
Real estate
Residential	$1,971	$2,439	$—	$1,826	$2,359	$—
Commercial	162	187	—	217	242	—
Residential Construction	—	—	—	—	—	—
Other Construction, Land Development & Other Land	309	818	—	6,180	9,080	—
Commercial	49	49	—	—	—	—
Consumer	274	396	—	292	396	—

Total	$2,765	$3,889	$—	$8,515	$12,077	$—

With an allowance:
Real estate
Residential	$—	$—	$—	$—	$—	$—
Commercial	—	—	—	—	—	—
Residential Construction	—	—	—	—	—	—
Other Construction, Land Development & Other Land	—	—	—	—	—	—
Commercial	—	—	—	—	—	—
Consumer	—	—	—	—	—	—

Total	$—	$—	$—	$—	$—	$—

Total
Real estate
Residential	$1,971	$2,439	$—	$1,826	$2,359	$—
Commercial	162	187	—	217	242	—
Residential Construction	—	—	—	—	—	—
Other Construction, Land Development & Other Land	309	818	—	6,180	9,080	—
Commercial	49	49	—	—	—	—
Consumer	274	396	—	292	396	—

Total	$2,765	$3,889	$—	$8,515	$12,077	$—

The following table provides details of the balance of the allowance for loan losses and the recorded investment in financing receivables by impairment method for each loan portfolio segment:

	Real Estate
	Residential	Commercial	Residential Construction	Other Construction, Land Devel. & Other Land	Commercial	Consumer	Total
	(Dollars in thousands)
September 30, 2015
Allowance for loan losses, evaluated
Individually	$—	$—	$—	$—	$—	$—	$—
Collectively	2,092	2,641	1,200	903	1,016	14	7,866

Total ending allowance	$2,092	$2,641	$1,200	$903	$1,016	$14	$7,866

Loans, evaluated
Individually	$1,971	$162	$—	$309	$49	$274	$2,765
Collectively	139,851	167,481	43,102	69,726	70,812	1,636	492,608

Total ending loans	$141,822	$167,643	$43,102	$70,035	$70,861	$1,910	$495,373

December 31, 2014
Allowance for loan losses, evaluated
Individually	$—	$—	$—	$—	$—	$—	$—
Collectively	2,324	3,168	711	626	1,031	14	7,874

Total ending allowance	$2,324	$3,168	$711	$626	$1,031	$14	$7,874

Loans, evaluated
Individually	$1,826	$217	$—	$6,180	$—	$292	$8,515
Collectively	143,415	182,501	32,184	46,757	66,868	1,594	473,319

Total ending loans	$145,241	$182,718	$32,184	$52,937	$66,868	$1,886	$481,834

A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal and interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining whether a loan is impaired include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Additionally, management’s policy is generally to evaluate only those substandard loans greater than $250 thousand for impairment as these are considered to be individually significant in relation to the size of the loan portfolio. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan-by-loan basis by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral dependent. The following tables present interest income recognized and the average recorded investment of impaired loans.

	Three Months Ended		Nine Months Ended
	September 30, 2015		September 30, 2015
	Interest Income Recognized	Average Recorded Investment	Interest Income Recognized	Average Recorded Investment
	(Dollars in thousands)		(Dollars in thousands)
Real estate
Residential	$97	$2,004	$178	$1,844
Commercial	8	165	18	182
Residential Construction	—	—	—	—
Other Construction, Land Development & Other Land	—	352	3	1,820
Commercial	—	24	—	12
Consumer	18	277	36	283

Total	$123	$2,822	$235	$4,141

	Three Months Ended		Nine Months Ended
	September 30, 2014		September 30, 2014
	Interest Income Recognized	Average Recorded Investment	Interest Income Recognized	Average Recorded Investment
	(Dollars in thousands)		(Dollars in thousands)
Real estate
Residential	$120	$2,019	$218	$1,826
Commercial	11	366	45	456
Residential Construction	—	90	9	188
Other Construction, Land Development & Other Land	265	6,056	550	4,130
Commercial	—	24	1	117
Consumer	2	149	2	75

Total	$398	$8,704	$825	$6,792

Cash payments received on nonaccrual, impaired loans are applied on a cash basis with all cash receipts applied first to principal and any payments received in excess of the unpaid principal balance being applied to interest. Cash payments received on active, impaired loans are applied to both interest and principal.

Troubled Debt Restructurings

Accounting Standards Codification (ASC) 310 defines a troubled debt restructuring as a restructuring of a debt where a creditor for economic or legal reasons related to a debtor’s financial difficulties grants a concession to the debtor that it would not otherwise render. The concession is granted by the creditor in an attempt to protect as much of its investment as possible. The concession either stems from an agreement between the creditor and the debtor or is imposed by law or a court. Troubled debt restructurings include modification of the terms of a debt, such as a reduction of the stated interest rate to a new rate that is lower than the current market rate for new debt with similar risk, a reduction of the face amount or maturity amount of the debt as stated in the instrument or other agreement, or a reduction of accrued interest owed.

Management reviews all modifications that occur during the year for identification as troubled debt restructurings. Management identified as troubled debt restructurings certain loans for which the allowance for loan losses had previously been measured under a general allowance for loan losses methodology (ASC 450). Upon identifying the reviewed loans as troubled debt restructurings, management also identified them as impaired under the guidance in ASC 310.

Modification Categories

The Company offers a variety of modifications to borrowers. The modification alternatives offered can generally be described in the following categories:

Rate Modification – A modification in which the interest rate is changed.

Term Modification – A modification in which the maturity date, timing of payments, or frequency of payments is changed.

Interest Only Modification – A modification in which the loan is converted to interest only payments for a period of time.

Payment Modification – A modification in which the dollar amount of the payment is changed, other than an interest only modification described above.

Combination Modification – Any other type of modification, including the use of multiple categories described above.

As of September 30, 2015, and December 31, 2014, there were no available commitments outstanding for troubled debt restructurings.

The following tables present troubled debt restructurings as of the dates indicated:

September 30, 2015
	Total Number of Contracts	Accrual Status	Nonaccrual Status	Total Modifications
(Dollars in thousands)
Real estate
Residential	1	$260	$—	$260
Commercial	—	—	—	—
Residential Construction	—	—	—	—
Other Construction, Land Development & Other Land	—	—	—	—
Commercial	—	—	—	—
Consumer	—	—	—	—

Total	1	$260	$—	$260

	December 31, 2014
	Total Number of Contracts	Accrual Status	Nonaccrual Status	Total Modifications
	(Dollars in thousands)
Real estate
Residential	1	$266	$—	$266
Commercial	—	—	—	—
Residential Construction	—	—	—	—
Other Construction, Land Development & Other Land	4	4,819	1,052	5,871
Commercial	—	—	—	—
Consumer	—	—	—	—

Total	5	$5,085	$1,052	$6,137

Loans reviewed for consideration of modification are reviewed for potential impairment at the time of the restructuring. Any identified impairment is recognized as a reduction in the allowance.

There were no newly restructured loans that occurred during the three or nine months ended September 30, 2015. The following table presents troubled debt restructurings that occurred during the three and nine months ended September 30, 2014:

Three Months Ended September 30, 2014
	Number of Contracts	Rate Modifications	Term Modifications	Interest Only Modifications	Payment Modifications	Combination Modifications	Total
(Dollars in thousands)
Real estate
Residential	1	$—	$—	$—	$—	$550	$550
Commercial	—	—	—	—	—	—	—
Residential Construction	—	—	—	—	—	—	—
Other Construction, Land	—	—	—	—	—	—	—
Residential Construction	—	—	—	—	—	—	—
Commercial	—	—	—	—	—	—	—
Consumer	—	—	—	—	—	—	—

Total	1	$—	$—	$—	$—	$550	$550

	Nine Months Ended September 30, 2014
	Number of Contracts	Rate Modifications	Term Modifications	Interest Only Modifications	Payment Modifications	Combination Modifications	Total
	(Dollars in thousands)
Real estate
Residential	2	$—	$—	$—	$—	$818	$818
Commercial	—	—	—	—	—	—	—
Residential Construction	—	—	—	—	—	—	—
Other Construction, Land
Development & Other Land	1	—	—	—	—	3,873	3,873
Commercial	—	—	—	—	—	—	—
Consumer	—	—	—	—	—	—	—

Total	3	$—	$—	$—	$—	$4,691	$4,691

There were no financing receivables modified as troubled debt restructurings and with a payment default, with the payment default occurring within 12 months of the restructure date, and the payment default occurring during the three or nine month periods ended September 30, 2015, or 2014.

Note 7 – Other Real Estate Owned (OREO)

Changes in OREO were as follows for the periods indicated:

	Nine Months Ended September 30,
	2015	2014
	(Dollars in thousands)
Beginning Balance	$1,810	$2,658
Additions	100	256
Sales	(1,261)	(952)
Write-downs	(154)	—

Ending Balance	$495	$1,962

Note 8 – Fair Value

The fair value of an asset or liability is the price that would be received upon a sale of that asset or paid to transfer that liability in an orderly transaction between market participants. A fair value measurement assumes that the transaction to sell the asset or transfer the liability occurs in the principal market for the asset or liability or, in the absence of a principal market, the most advantageous market for the asset or liability. The price in the principal (or most advantageous) market used to measure the fair value of the asset or liability shall not be adjusted for transaction costs. An orderly transaction is a transaction that assumes exposure to the market for a period prior to the measurement date to allow for marketing activities that are usual and customary for transactions involving such assets and liabilities; it is not a forced transaction. Market participants are buyers and sellers in the principal market that are independent, knowledgeable, able to transact, and willing to transact.

Financial Accounting Standards Board (FASB) Codification Topic 820: Fair Value Measurements and Disclosures establishes a hierarchy for valuation inputs that gives the highest priority to quoted prices in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The fair values hierarchy is as follows:

Level 1 Inputs – Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date.

Level 2 Inputs – Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

Level 3 Inputs – Significant unobservable inputs that reflect a company’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.

Investment Securities: Securities available for sale are recorded at fair value on a recurring basis. Fair value measurement is based upon quoted market prices, when available (Level 1). If quoted market prices are not available, fair values are measured utilizing independent valuation techniques of identical or similar securities for which significant assumptions are derived primarily from or corroborated by observable market data. Third party vendors compile prices from various sources and may determine the fair value of identical or similar securities by using pricing models that consider observable market data (Level 2). The Company obtains a single quote for all securities. Quotes for all of the securities are provided by the securities accounting and safekeeping correspondent bank, which performs a review of pricing data by comparing prices received from third party vendors to the previous month’s quote for the same security and evaluates any substantial changes.

The following tables present the balances of financial assets measured at fair value on a recurring basis as of the dates indicated. See Note 5 for a detailed listing of the fair values of available-for-sale securities.

	September 30, 2015
	Fair Value Measurements Using			Fair
	Level 1	Level 2	Level 3	Values
	(Dollars in thousands)
Assets:

Available-for-sale securities	$—	$78,032	$—	$78,032

	December 31, 2014
	Fair Value Measurements Using			Fair
	Level 1	Level 2	Level 3	Values
	(Dollars in thousands)
Assets:

Available-for-sale securities	$—	$74,283	$—	$74,283

The following describes the valuation techniques used to measure certain assets recorded at fair value on a nonrecurring basis in the financial statements.

Impaired Loans: The fair values of impaired loans are measured based on the value of the collateral securing the loans. Collateral may be in the form of real estate or business assets including equipment, inventory, and accounts receivable. The vast majority of the collateral is real estate. The value of real estate collateral is determined utilizing an income or market valuation approach based on an appraisal conducted by an independent, licensed external appraiser using observable market data (Level 2). However, if the collateral is a house or building in the process of construction or if an appraisal of the real estate property is over two years old, then the fair value measurement is considered Level 3. The value of business equipment is based upon an outside appraisal if deemed significant using observable market data. Likewise, fair values for inventory and accounts receivable collateral are based on financial statement balances or aging reports (Level 3). Any fair value adjustments are recorded in the period incurred as provision for loan losses in the consolidated statements of operations.

Level 3 fair value measurements of impaired loans generally include discounts for unobservable input such as estimated selling costs, lack of marketability or practical life, and age of appraisal. Such discounts ranged from 0% to 30% for each of the respective periods presented.

Other Real Estate Owned: OREO assets are adjusted to fair value upon transfer of the loan collateral to the Company through or instead of foreclosure. Subsequently, OREO assets are carried at net realizable value. Fair value is based upon independent market prices, appraised values of the collateral or management’s estimation of the value of the collateral. When the fair value of the collateral is based on an observable market price or a current appraised value, the Company records the OREO asset as nonrecurring Level 2. When an appraised value is not available or management determines the fair value of the collateral is further impaired below the appraised value and there is no observable market price, the Company records the OREO asset as nonrecurring Level 3.

Level 3 fair value measurements of OREO assets generally include discounts for unobservable input such as estimated selling costs, lack of marketability, and age of appraisal. Such discounts ranged from 0% to 30% for each of the respective periods presented.

The following tables summarize the Company’s financial assets that were measured at fair value on a nonrecurring basis during the periods noted.

	September 30, 2015
	Fair Value Measurements Using			Fair
	Level 1	Level 2	Level 3	Values
	(Dollars in thousands)
Impaired loans	$—	$—	$2,765	$2,765
Other real estate owned	—	—	495	495

Total	$—	$—	$3,260	$3,260

	December 31, 2014
	Fair Value Measurements Using			Fair
	Level 1	Level 2	Level 3	Values
	(Dollars in thousands)
Impaired loans	$—	$—	$8,515	$8,515
Other real estate owned	—	—	1,810	1,810

Total	$—	$—	$10,325	$10,325

The methods and assumptions, not previously presented, used by the Company in estimating fair values are as follows:

In general, fair value of securities is based upon quoted market prices, where available. If such quoted market prices are not available, fair value is based upon market prices determined by an outside, independent entity that primarily uses as inputs, observable market-based parameters. Valuation adjustments may be made to ensure that financial instruments are recorded at fair value. These adjustments may include amounts to reflect counterparty credit quality, among other things, as well as unobservable parameters. Any such valuation adjustments are applied consistently over time. The Company’s valuation methodologies may produce a fair value calculation that may not be indicative of net realizable value or reflective of future fair values. Although management believes the Company’s valuation methodologies are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different estimate of fair value at the reporting date. Transfers between levels of the fair value hierarchy are recognized on the actual date of the event or circumstances that caused the transfer, which generally coincides with the Company’s monthly and/or quarterly valuation process.

Cash and cash equivalents – The carrying amounts of cash and cash equivalents approximate fair value.

Time Deposits in Other Banks – The fair values of time deposits are estimated based on bid quotations received from independent pricing services for similar assets.

Loans – For variable rate loans that reprice frequently and have no significant change in credit risk, fair values are based on carrying values. For all other loans, fair values are calculated by discounting the contractual cash flows using estimated market discount rates which reflect the credit and interest rate risk inherent in the loans, or by using current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

Deposits – The fair values disclosed for demand deposits are, by definition, equal to the amount payable on demand at the reporting date (that is, their carrying amounts). The carrying amounts of variable-rate, fixed-term money market accounts approximate their fair values at the reporting date. Fair values of certificates of deposit are based on the discounted value of contractual cash flows using the rates currently offered for deposits of similar remaining maturities.

Accrued interest – The carrying amounts of accrued interest receivable and payable approximate fair value.

FHLB Advances – The carrying value of advances from the FHLB due within 90 days from the balance sheet date approximate fair value. Fair values for convertible advances are estimated using a discounted cash flow calculation that applies interest rates currently being offered on convertible advances with similar remaining maturities.

Repurchase agreements – The carrying value of repurchase agreements, which are secured transactions with customers that generally mature the day following the date sold, approximate fair value.

Subordinated Debt and Trust Preferred – The Company’s subordinated debt consists of variable rate instruments that reprice on a periodic basis, therefore, carrying value is adjusted for the repricing lag in order to approximate fair value.

Bank Owned Life Insurance (BOLI) – The carrying value of life insurance approximates fair value because this investment is carried at cash surrender value, as determined by the insurer.

The estimated fair values of the Company’s financial instruments, which are all Level 2 in fair values hierarchy, as of September 30, 2015, and December 31, 2014, are as follows:

	September 30, 2015		December 31, 2014
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
	(Dollars in thousands)		(Dollars in thousands)
Financial assets
Cash and cash equivalents	$19,467	$19,467	$11,093	$11,093
Time deposits in other banks	2,250	2,016	2,000	1,989
Investment securities	80,400	80,637	76,654	76,921
Loans, net	487,431	489,574	473,789	472,105
Accrued interest	1,849	1,849	1,736	1,736
BOLI	10,138	10,138	9,900	9,900

Financial liabilities
Deposits	$520,528	$519,425	$479,507	$477,359
FHLB advances	35,000	36,021	45,000	46,068
Subordinated debt and trust preferred	9,987	10,085	11,559	11,554
Repurchase agreements	—	—	1,761	1,761
Accrued interest	40	40	37	37

Note 9 – Recently Issued Accounting Pronouncements

In January 2014, the FASB issued Accounting Standards Update (ASU) No. 2014-04, Receivables – Troubled Debt Restructurings by Creditors (Subtopic 310-40) – Reclassification of Residential Real Estate Collateralized Consumer Mortgage Loans upon Foreclosure. The amendments are intended to clarify when a creditor should be considered to have received physical possession of residential real estate property collateralizing a consumer mortgage loan such that the loan should be derecognized and the real estate recognized. These amendments clarify that an “in substance” repossession for foreclosure occurs, and a creditor is considered to have received physical possession of residential real estate property collateralizing a consumer mortgage loan, upon either: (a) the creditor obtaining legal title to the residential real estate property upon completion of a foreclosure; or (b) the borrower conveying all interest in the residential real estate property to the creditor to satisfy that loan through completion of a deed in lieu of foreclosure or through a similar legal agreement. Additional disclosures are required in such event. The amendments are effective for public business entities for annual periods and interim periods within those annual periods beginning after December 15, 2014. The adoption of this ASU did not have a material impact on the Company’s consolidated financial statements.

In May of 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers ( Topic 606). The guidance in this ASU superseded the revenue recognition requirements in Topic 605, Revenue Recognition, and most industry-specific guidance throughout the Industry Topics of Codification. The guidance in this ASU affects any entity that either enters into contracts with customers to transfer goods or services or enters into contracts for the transfer of non-financial assets. This amendment is intended to clarify that an entity recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The amendments are effective for public business entities for annual reporting periods beginning after December 15, 2017, including interim periods within that reporting period. Early application is not permitted. The adoption of this ASU is not expected to have a material impact on the Company’s consolidated financial statements.

In June of 2014, the FASB issued ASU No. 2014-11, Repurchase-to-Maturity Transactions, Repurchase Financings, and Disclosures. The amendments in this ASU require that repurchase-to-maturity transactions be accounted for as secured borrowings consistent with the accounting for other repurchase agreements. In addition, the amendments require separate accounting for a transfer of a financial asset executed contemporaneously with a repurchase agreement with the same counterparty (a repurchase financing), which will result in secured borrowing accounting for the repurchase agreement. The amendments require an entity to disclose information about transfers accounted for as sales in transactions that are economically similar to repurchase agreements, in which the transferor retains substantially all of the exposure to the economic return on the transferred financial asset throughout the term of the transaction. In addition, the amendments require disclosure of the types of collateral pledged in repurchase agreements, securities lending transactions, and repurchase-to-maturity transactions and the tenor of those transactions. For public business entities, the accounting changes and disclosure for certain transactions accounted for as a sale are effective for the first period (interim or annual) beginning after December 15, 2014. The disclosure for transactions accounted for as secured borrowings is required for annual periods beginning after December 15, 2014, and for interim periods beginning after March 15, 2015. The adoption of this ASU did not have a material impact on the Company’s consolidated financial statements.

In June of 2014, the FASB issued ASU No. 2014-12, Compensation – Stock Compensation (Topic 718) – Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period. The amendments in this ASU require that a performance target that affects vesting and which could be achieved after the requisite service period be treated as a performance condition. The amendments apply to reporting entities that grant their employees share-based payments in which the terms of the award provide that a performance target can be achieved after the requisite service period. For all entities, the amendments in this ASU are effective for annual periods and interim periods within those annual periods beginning after December 15, 2015. Early adoption is permitted. The adoption of this ASU is not expected to have a material impact on the Company’s consolidated financial statements.

Note 10 – Preferred Stock

The Company’s Preferred Stock has a $4.00 par value and a $1,000 liquidation preference. With 2,000,000 preferred shares authorized, there were no shares outstanding at September 30, 2015, or December 31, 2014.

Note 11 – Common Stock

In June 2014, the Board of Directors approved a change to the par value of the Company’s Common Stock from $4.00 per share to $.01 per share. With 30,000,000 shares of Common Stock authorized, at September 30, 2015, and at December 31, 2014, there were 12,923,392 and 12,864,542 shares outstanding, respectively.

In December 2014, the Board of Directors authorized a share repurchase program to purchase up to 300,000 shares of its outstanding common stock. During the nine months ended September 30, 2015, the Company repurchased 41,700 shares of its common stock.

On May 20, 2015, the Board of Directors declared a cash dividend of $0.01 per common share, payable on June 25, 2015, to stockholders of record on June 10, 2015. On August 19, 2015, the Board of Directors declared a cash dividend of $0.01 per common share, payable on September 28, 2015, to stockholders of record on September 14, 2015.

Note 12 – Commitments

Park Sterling Merger: On September 30, 2015, the Company and Park Sterling Corporation (Park Sterling) entered into an Agreement and Plan of Merger (the Merger Agreement) pursuant to which the Company will be acquired by Park Sterling (the Park Sterling Merger).

Under the terms of the Merger Agreement, the Company’s shareholders will have the right to receive either $5.54 in cash or 0.7748 of a Park Sterling common share for each share of the Company’s common stock they hold, subject to the limitation that the total consideration for the Company’s shareholders will consist of 30% in cash and 70% in Park Sterling shares. In addition, the Company’s warrant holders will have the right to receive either $1.77 in cash or 0.24755 of a Park Sterling common share for each warrant they hold, subject to the limitation that the total consideration payable to the Company’s warrant holders will consist of 30% in cash and 70% in Park Sterling shares.

The Park Sterling Merger is expected to close in the first quarter of 2016, subject to customary conditions, including approval by the Company’s shareholders and receipt of regulatory approval.

Construction and Sales Contracts: In October 2015, the Company entered into a contract with a builder for construction of a building on land owned by the Company. Construction is scheduled to begin in November 2015. In September 2015, the Company entered into a sales contract with a different party for the sale of such building, when complete, with the closing anticipated to occur during the second quarter of 2016.

Note 13 – Subsequent Event

On October 28, 2015, the Board of Directors declared a cash dividend of $0.01 per common share, payable on December 21, 2015, to stockholders of record on November 30, 2015.